Exhibit 10.1

KALEYRA, INC.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is entered into as of the 25th day of November, 2019, by and among Kaleyra, Inc. (f/k/a GigCapital, Inc.), a Delaware corporation (the “Company”), Shareholder Representative Services LLC, as representative for certain stockholders of the Company (the “Seller’s Representative”), and each of the Holders listed on Schedule A hereto (each such party, and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.1.5, a “Holder” and collectively, the “Holders”).

WHEREAS, on October 11, 2017, the Company and each of GigAcquisitions, LLC, a Delaware limited liability company (“GigAcquisitions”), Cowen Investments LLC, a Delaware limited liability company, Irwin Silverberg (“Silverberg”) and Jeffrey Bernstein (“Bernstein”) entered into separate subscription agreements pursuant to which the Company issued and sold an aggregate of 4,267,500 shares (the “Founder Shares”) of its common stock, par value $0.0001 per share (“Common Stock”), to the Founders (as defined below); provided, that up to an aggregate of 562,500 Founder Shares are subject to forfeiture if the over-allotment option (the “Over-allotment Option”) in connection with the Company’s initial public offering is not exercised in full;

WHEREAS, Cowen Investments II LLC, a Delaware limited liability company (“Cowen Investments”) has succeeded to the interests of Cowen Investments LLC, and Cowen Investments, GigAcquisitions, Silverberg and Bernstein are collectively referred to herein as the “Founders”;

WHEREAS, on November 14, 2017, the Company and the Founders agreed to the cancellation of an aggregate of 20,000 Founder Shares (but the number of Founder Shares subject to forfeiture did not change);

WHEREAS, on December 7, 2017, the Company and the Founders agreed to the cancellation of an aggregate of 718,750 additional Founder Shares and to reduce the number of such shares subject to forfeiture to 468,750 Founder Shares;

WHEREAS, on December 7, 2017, the Company issued and sold 20,000 shares of Common Stock to each of John Mikulsky, Peter Wang and Jack Porter, the Company’s independent directors, and 5,000 shares of Common Stock to Barrett Daniels, the then Company’s Vice President and Chief Financial Officer (collectively, the “Insider Shares”) solely in consideration of future services;

WHEREAS, on December 7, 2017, the Company and the Founders entered into separate unit purchase agreements, pursuant to which the Founders agreed to purchase an aggregate of 489,500 units of the Company (or up to 498,256 units of the Company if the Over-allotment Option is exercised in full) (the “Private Placement Units”), with each such unit consisting of one share of Common Stock (all of such shares, collectively, the “Private Shares”), one right to receive one-tenth (1/10) of one share of Common Stock (the “Rights”) and three-quarters (3/4) of a warrant to purchase one share of Common Stock at an exercise price of $11.50 per share (all of such warrants, collectively, “Private Warrants”), in a private placement transaction occurring simultaneously with the closing of the Company’s initial public offering;

WHEREAS, the Company and certain of the Holders (the “Existing Holders”) are parties to that certain Registration Rights Agreement, dated as of December 7, 2017, by and among the Company and the parties listed under Holders on the signature page thereto (the “Existing Registration Rights Agreement”);

WHEREAS, on December 12, 2017, the Company announced the closing of its initial public offering of Common Stock, on January 11, 2018, the Company announced the closing of the Over-allotment Option, and in the aggregate the Founders purchased 498,256 Private Placement Units;

WHEREAS, on June 6, 2018, Barrett Daniels submitted a letter of resignation from his position as the Vice President and Chief Financial Officer, effective as of July 1, 2018, and in connection with his resignation, he also forfeited any Insider Shares that he owned, whether directly or indirectly;

WHEREAS, on February 22, 2019, the Company entered into that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), by and between the Company, Kaleyra S.p.A. (“Kaleyra”), the shareholders of Kaleyra (the “Sellers”), and the Seller’s Representative, who is acting as the representative of the Sellers;

WHEREAS, pursuant to the Stock Purchase Agreement, and in consideration of the Company’s purchase of shares of Kaleyra common stock, the Company is issuing 10,687,106 shares of Common Stock to the Sellers at the closing of the transaction provided for by the Stock Purchase Agreement (the “Closing Share Consideration”), may issue to certain of the Sellers Convertible Unsecured Promissory Notes that are convertible into shares of Common Stock (the “Convertible Notes”), and may in the future issue additional shares of Common Stock (the “Earnout Shares”);

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement that the parties hereto amend and restate the Existing Registration Rights Agreement by entering into this Agreement, pursuant to which the Company shall grant the Holders (as defined below) certain registration rights with respect to the Registrable Securities (as defined below), as set forth in this Agreement; and

WHEREAS, the Founders, the Insiders, Sellers and the Company desire to set forth certain matters regarding the ownership of the Registrable Securities (as defined below) by Holders (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Existing Holders agree that the Existing Registration Rights Agreement shall be amended and restated, and the parties hereto further agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common Control with, such specified Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person (it being understood that (i) the parties to the Investor Rights Agreement shall not be deemed to be Affiliates of one another solely due to their being party to the Investor Rights Agreement, and (ii) the Company and its Subsidiaries shall not be deemed to be Affiliates of any Holder). The terms “affiliated” and “unaffiliated” shall have correlative meaning.

“Agreement” means this Amended and Restated Registration Rights Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Alternative Transaction” has the meaning set forth in Section 2.1.1.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act on Form S-3ASR.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “beneficially own” and “beneficial owner” shall have correlative meanings.

“Bernstein” has the meaning set forth in the Recitals.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday or other day on which banks are generally not open for business in the city of New York, New York.

“Closing Share Consideration” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals.

“Company” is defined in the Preamble to this Agreement.

“control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Convertible Notes” has the meaning set forth in the Recitals.

“Cowen Investments” has the meaning set forth in the Recitals.

“Damages” has the meaning set forth in Section 4.1.

“Demand” has the meaning set forth in Section 2.1.1.

“Demanding Holder” has the meaning set forth in Section 2.1.1.

“Demanding Notice” has the meaning set forth in Section 2.1.1.

“Demand Registration” has the meaning set forth in Section 2.1.1.

“Demand Registration Statement” has the meaning set forth in Section 2.1.1.

“Determination Date” has the meaning set forth in Section 2.2.6.

“Earnout Shares” has the meaning set forth in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Existing Registration Rights Agreement” has the meaning set forth in the Recitals.

“Form S-3” has the meaning set forth in Section 2.3.

“Founder Registrable Securities” means (i) all Common Stock (including any shares of the Common Stock issued or issuable upon exercise of the Warrants), (ii) Warrants and (iii) all other securities issued in respect of such Common Stock or Warrants or into which such Common Stock or Warrants are later converted or reclassified, in each case of clauses (i)-(iii), in each case held by any Founder or any Affiliate of the foregoing, and their respective Permitted Transferees, whether now owned or hereafter acquired.

“Founder Shares” has the meaning set forth in the Recitals.

“Founders” has the meaning set forth in the Recitals.

“Free Writing Prospectus” means a free—writing prospectus, as defined in Rule 405 of the Securities Act.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity or self-regulatory organization exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including FINRA and any national or regional stock exchange on which the Common Stock is then listed or is proposed to be listed), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Holder” and “Holders are defined in the Preamble to this Agreement.

“Holder Parties” has the meaning set forth in Section 4.1.

“Indemnified Party” has the meaning set forth in Section 4.3.

“Indemnifying Party” has the meaning set forth in Section 4.3.

“Insider Letters” means those certain letter agreements, each dated December 7, 2017, in one case by and among the Company and each of the Founders, and in the other case by and among the Company and each of its executive officers and directors.

“Insider Shares” has the meaning set forth in the Recitals.

“Insiders” has the meaning set forth in the Recitals.

“Inspectors” has the meaning set forth in Section 3.7.

“Joinder” means a joinder to this Agreement in the form of Exhibit A attached hereto.

“Listing” means, with respect to a security, the listing of such security for trading on the relevant stock exchange in compliance with the rules and regulations of such stock exchange, which listing may be subject to official notice of issuance.

“Lock-up Period” means, with respect to the Registrable Securities, the period ending on the earlier of (i) one year after the date of the closing of the first purchase of the capital stock of Kaleyra by the Company pursuant to the Stock Purchase Agreement (the “Business Combination”) or (ii) the date on which, subsequent to the Business Combination, the last sale price of the Common Stock (x) equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date following the completion of the Business Combination on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, except in each case (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of a Holder (if applicable), or any affiliates of such person, (b) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of the Business Combination at prices no greater than the price at which the shares were originally purchased; (f) in the event of the Company’s liquidation prior to its completion of the Business Combination; or (g) if applicable, by virtue of the laws of Delaware or a Holder’s limited liability company agreement upon dissolution of such Holder; provided, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

“Maximum Offering Size” has the meaning set forth in Section 2.1.3.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“Notices” has the meaning set forth in Section 6.2.

“NYSE” shall mean the New York Stock Exchange.

“Order” means any judgment, decision, writ, order, injunction, award, decree or other determination of or by any Governmental Authority.

“Over-allotment Option” has the meaning set forth in the Recitals.

“Permitted Transferees” shall mean (i) a person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Lock-up Period, pursuant to the Insider Letters, (ii) an Affiliate of a Holder, and (iii) any Person who, after such transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustments for stock splits, stock dividends, combinations, and other recapitalizations).

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Piggyback Registration” has the meaning set forth in Section 2.3.

“Private Placement Units” has the meaning set forth in the Recitals.

“Private Shares” has the meaning set forth in the Recitals.

“Private Warrants” has the meaning set forth in the Recitals.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Public Offering” means the offer for sale of securities pursuant to an effective Registration Statement filed under the Securities Act.

“Records” has the meaning set forth in Section 3.7.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) all of the outstanding Founder Shares, (ii) all of the Insider Shares, (iii) all of the outstanding Private Placement Units and underlying securities, including the Private Shares, the Private Warrants, the Rights, the shares of Common Stock issued or issuable upon the exercise of any Private Warrants, and the shares of Common Stock into which the Rights are convertible or converted, (iv) all of the Closing Share Consideration, (v) all of the Earnout Shares, (vi) all of the Common Stock that may issue upon the conversion of the Convertible Notes, (vii) any equity securities (including the shares of Common Stock issued or issuable upon the exercise or conversion of any such equity security) of the Company issuable upon the conversion of any working capital loans made to the Company by a Holder, and (viii) any outstanding share of Common Stock or any other equity security (including shares of Common Stock issued or issuable upon the exercise of any such equity security) of the Company held by a Holder as of the date of this Agreement. Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of any of the securities described in the foregoing clauses (i) – (viii). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) such securities are freely saleable under Rule 144 without volume limitations.

“Registration Actions” has the meaning set forth in Section 2.6.

“Registration Expenses” means the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority) and any securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Participant” means, with respect to any Registration, including a public sale or shelf take-down, any holder of Registrable Securities participating as a selling stockholder in such Registration; provided, that a holder of Registrable Securities shall not be considered a Registration Participant in connection with a shelf registration unless and until such holder of Registrable Securities participates in a shelf take-down.

“Registration Statement” means a registration statement filed by the Company with the SEC in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Remaining Registrable Securities” has the meaning set forth in Section 2.2.5.

“Requesting Holder” has the meaning set forth in Section 2.1.1.

“Rights” has the meaning set forth in the Recitals.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“S-3 Shelf Eligible” means the Company is eligible to use Form S-3 in connection with a secondary public offering of its equity securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, in accordance with SEC Guidance.

“SEC” means the Securities and Exchange Commission or any similar agency having jurisdiction to enforce the Securities Act.

“SEC Guidance” means (i) any publicly available written or oral interpretations, questions and answers, guidance and forms of the SEC, (ii) any oral or written comments, requirements or requests of the SEC or its staff, (iii) the Securities Act and the Exchange Act and (iv) any other rules, bulletins, releases, manuals and regulations of the SEC.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Seller Registrable Securities” means (i) all Common Stock and (ii) all other securities issued in respect of such Common Stock into which such Common Stock are later converted or reclassified, in each case of clauses (i)-(ii), in each case held by any Seller and their respective Permitted Transferees, whether now owned or hereafter acquired.

“Sellers” has the meaning set forth in the Recitals.

“Seller’s Representative” is defined in the Preamble to this Agreement.

“Shelf Public Offering” has the meaning set forth in Section 2.2.2.

“Shelf Public Offering Notice” has the meaning set forth in Section 2.2.2.

“Shelf Public Offering Request” has the meaning set forth in Section 2.2.2.

“Shelf Registration” has the meaning set forth in Section 2.2.1.

“Shelf Registration Statement” means a Registration Statement filed with the SEC on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor provision) covering the offer and sale of all or any portion of the Registrable Securities, as applicable.

“Shelf Registered Securities” means any Registrable Securities whose offer and sale is registered pursuant to a Registration Statement filed in connection with a Shelf Registration (including an Automatic Shelf Registration Statement).

“Stock Purchase Agreement” has the meaning set forth in the Recitals.

“Subsidiaries” means, with respect to any Person, any Affiliate controlled by such Person, directly or indirectly through one or more intermediaries.

“Suspension Notice” has the meaning set forth in Section 2.6.

“Suspension Period” has the meaning set forth in Section 2.6.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Warrants” means warrants to purchase shares of Common Stock.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) (a) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (b) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to Register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 under the Securities Act and (ii) is not an “ineligible issuer” as defined in Rule 405 promulgated under the Securities Act.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1. Demand Rights. Subject to the terms and conditions of this Agreement, from and after the date that the Company consummates the transactions contemplated by the Stock Purchase Agreement, and at any time at which the Company is not in compliance with its obligations under Section 2.2 to file and maintain the effectiveness of a Shelf

Registration Statement, if Seller Representative, Cowen Investments or the Holders of at least a majority-in-interest of the then-outstanding number of Registrable Securities (the “Demanding Holders”) provide(s) notice (a “Demand”) requesting that the Company effect the Registration (a “Demand Registration”) under the Securities Act of any or all of the Seller Registrable Securities or Founder Registrable Securities, as the case may be, which Demand shall specify the number of such Registrable Securities to be registered by the Demanding Holders and the intended method or methods of disposition of such Registrable Securities, the Company shall use its commercially reasonable efforts to effect, as promptly as practicable, the registration of the offer and sale of such Registrable Securities under the Securities Act and applicable state securities laws, under a Registration Statement on such form as may be permitted under SEC Guidance (which shall be on Form S-3 or Form S-3ASR, to the extent permitted by SEC Guidance), and to keep such Registration Statement (the “Demand Registration Statement”) effective for so long as is necessary to permit the disposition of such Registrable Securities, in accordance with the intended method or methods of disposition stated in such Demand. The Company shall, within ten (10) Business Days of the Company’s receipt of the Demand, notify, in writing (the “Demand Notice”), all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in the Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within twenty (20) Business Days after the receipt by the Holder of the Demand Notice. Upon receipt by the Company of any such written notification from a Requesting Holder, such Requesting Holder shall be entitled to have its Registrable Securities included in a Registration pursuant to a Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of three (3) Registrations pursuant to a Demand Registration under this Section 2.1.1 (not counting any Demand Registration initiated solely by Cowen Investments), subject to the limitations set forth in Section 2.8 of this Agreement; provided, that in each case, that (i) the gross proceeds reasonably anticipated to be generated from the offering subject to such Demand Registration (as determined in good faith by the relevant Demanding Holders and their Underwriters) equals or exceeds $15,000,000, and (ii) the Company will not be required to effect more than one Demand Registration in any consecutive 90-day period; provided, however, that a Demand Registration shall not be counted for such purposes unless the Demand Registration Statement shall have been deemed effective in accordance with Section 2.1.2 of this Agreement. A Demand Registration Statement may be for an offering of securities on a delayed or continuous basis under Rule 415 of the Securities Act and shall be on such appropriate form that the Company is eligible to use pursuant to SEC Guidance as shall be selected by the Company and as shall permit the intended method or methods of distribution specified by the Demanding Holders, including a distribution to, and resale by, the partners, equityholders or Affiliates of the Demanding Holders. At the request of the Demanding Holders, the “Plan of Distribution” section of any Registration Statement filed in respect of a Demand Registration or Shelf Registration (as defined below) shall permit, in addition to firm commitment Underwritten Offerings, any other lawful means of disposition of Registrable Securities, including agented transactions, block trades, sales directly into the market, purchases or sales by brokers, derivative transactions, short sales, stock loan or stock pledge transactions and sales not involving a Public Offering (each, an “Alternative Transaction”). The Underwriter or Underwriters selected for any Underwritten Offering registered pursuant to a Demand shall be selected in accordance with Section 3.6. Upon receipt of a Demand, the Company shall promptly give written notice of such Demand to each other Holder of Registrable Securities in the manner provided in Section 2.3, and the Company shall, subject to Section 2.1.3, use its commercially reasonable efforts to effect the registration on a Demand Registration Statement under the Securities Act of the offer and sale of the Registrable Securities that the Holders, whether in connection with the exercise of Demand rights pursuant to Section 2.1 or piggyback rights pursuant to Section 2.3 below, have requested the Company to register; provided, that the Company may also include in such Demand Registration Statement securities to be sold for its own account, subject to Section 2.1.3. The rights of Holders with respect to a Demand shall be subject to Suspension Periods, as provided in Section 2.6. The terms and conditions of any customary underwriting or purchase arrangements pursuant to which Registrable Securities shall be sold in a Demand shall be approved by the Demanding Holders holding a majority of the Registrable Securities included in the Demand Registration Statement for the Demanding Holders.

2.1.2 Fulfillment of Registration Obligations. Notwithstanding any other provision of this Agreement, a Demand Registration shall not be deemed to have been effected (A) if the Demand Registration Statement has not become effective; (B) if, after the Demand Registration Statement has become effective, such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason (other than as a result of a misrepresentation or an omission by any Demanding Holders or another reason attributable to the Demanding Holders) and the Registrable Securities requested to be registered cannot legally be distributed pursuant to such Demand Registration Statement; (C) if such Demand Registration Statement does not remain effective for the period required under Section 3.1; (D) in the event of an Underwritten Offering or Alternative Transaction, if the conditions to closing specified in the relevant underwriting or other agreement entered into in connection with such Demand Registration are not satisfied or waived (other than by reasons primarily attributable to the Demanding Holders); and (E) if the Common Stock and Registrable Securities, as the case may be, have not been approved for Listing.

2.1.3 Priority. In connection with an Underwritten Offering registered pursuant to a Demand Registration, if the managing Underwriter advises the Company that, in its view, the number of Registrable Securities requested to be included in the Underwritten Offering registered under such Demand Registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of securities that can be sold without having a material and adverse effect on such offering, including the price at which such securities can be sold (with respect to any such offering, the “Maximum Offering Size”), the Company shall include in such offering the following securities, in the priority listed below, up to the Maximum Offering Size:

(i) first, Registrable Securities that are requested to be included in such offering pursuant to Section 2.1, on a pro rata basis based on the requesting Holders’ beneficial ownership of Registrable Securities; provided that to the extent a reduction in Registrable Securities included in such offering is so required, the calculation of the beneficial ownership of Registrable Securities shall not include any unvested Earnout Shares or any shares of Common Stock to be issued for any Convertible Notes;

(ii) second, any other securities that are requested to be included in such offering pursuant to the exercise of piggyback rights by any persons with rights to participate therein; and

(iii) third, all shares of Common Stock that are requested to be included in such offering by the Company for its own account.

2.1.4. Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under Section 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s), if any, of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the SEC with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this Section 2.1.4; provided that if the Company pays such expenses related to a Demand Registration, such registration shall count as a Demand Registration for purposes of Section 3.6.

2.2 Shelf Registration Statements.

2.2.1 Initial Shelf Registration. Provided (i) the Company is S-3 Shelf Eligible and (ii) a Shelf Registration on a Form S-3 registering Registrable Securities for resale is not then effective (subject to any applicable Suspension Period), the Company shall use its reasonable best efforts to file and make effective as soon as practicable, a Registration Statement on Form S-3 for an offering on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act (a “Shelf Registration”), with respect to all of the Registrable Securities. The Company shall promptly give notice (via facsimile or electronic transmission) at least ten (10) Business Days prior to the anticipated filing date of such Shelf Registration to all Holders of Registrable Securities, and offer such Holders the opportunity to register the number of Registrable Securities as each such Holder may request by written notice to the Company, given within five (5) Business Days after such Holders are given the Company’s notice of the Shelf Registration. The “Plan of Distribution” section of such Shelf Registration shall permit, in addition to firm commitment Underwritten Offerings, any other lawful means of disposition of Registrable Securities, including Alternative Transactions. With respect to each Shelf Registration, the Company shall use its reasonable best efforts to cause such Registration Statement to remain effective until the date set forth in Section 3.1(ii). No Holder shall be entitled to include any of its Registrable Securities in a Shelf Registration unless such Holder has complied with Section 3.19. The obligations set forth in this Section 2.2.1 shall not apply if the Company has a currently effective Automatic Shelf Registration Statement covering all Registrable Securities in accordance with Section 2.2.6 and has otherwise complied with its obligations pursuant to this Section 2. The rights of with respect to any Shelf Registration shall be subject to Suspension Periods, as provided in Section 2.6.

2.2.2 Shelf Take-Downs. A Holder of Shelf Registered Securities may sell pursuant to the Shelf Registration Statement from time to time in accordance with the plan of distribution set forth in the Shelf Registration Statement. A Holder or Holders of Shelf Registered Securities may also request (the “Shelf Public Offering Request”) that a shelf take-down be in the form of an Underwritten Offering (a “Shelf Public Offering”) if the gross proceeds reasonably anticipated to be generated from the sale of the Shelf Registered Securities (as determined in good faith by the relevant Holders and their Underwriters) equals or exceeds $15,000,000. Promptly upon receipt of a Shelf Public Offering Request, the Company shall provide notice (the “Shelf Public Offering Notice”) of such proposed Underwritten Offering (which notice shall state the material terms of such proposed Underwritten Offering, to the extent known, as well as the identity of the Shelf Public Offering Requesting Holder) to the other Holders holding Shelf Registered Securities. Such other Holders may, by written request to the Company and the Shelf Public Offering, within one (1) Business Day after receipt of such Shelf Public Offering Notice, offer and sell up to all of their Shelf Registered Securities of the same class or series as the Shelf Registered Securities proposed to be sold in such Underwritten Offering. No Holder shall be entitled to include any of its Registrable Securities in a Shelf Public Offering unless such Holder has complied with Section 3.19. The Underwriter or Underwriters selected for such Underwritten Offering shall be selected in accordance with Section 3.6. The terms and conditions of any customary underwriting or purchase arrangements pursuant to which Registrable Securities shall be sold in a Shelf Public Offering shall be approved by the Shelf Public Offering Requesting Holder.

2.2.3 Priority. In a Shelf Public Offering, if the managing Underwriter advises the Company and the Shelf Public Offering Requesting Holder that, in its view, the number of Registrable Securities requested to be included in such Shelf Public Offering (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size, the Company shall include in such Shelf Public Offering the following securities, in the priority listed below, up to the Maximum Offering Size; provided, however that the number of Registrable Securities included in the Shelf Public Offering shall not be reduced below 30% of the total of the Shelf Registrable Securities that are requested to be included in such Shelf Public Offering:

(i) first, Shelf Registrable Securities that are requested to be included in such Shelf Public Offering, on a pro rata basis on the basis of the Holders’ of Shelf Registrable Securities beneficial ownership of the Common Stock; provided that to the extent a reduction in Registrable Securities included in the Shelf Public Offering is so required, the calculation of the beneficial ownership of Registrable Securities shall not include any unvested Earnout Shares or any shares of Common Stock to be issued for any Convertible Notes; and

(ii) second, all securities that are registered on the applicable Shelf Registration Statement and are requested to be included in such Shelf Public Offering by the Company.

2.2.4 Expenses. The Company shall bear all Registration Expenses in connection with any Shelf Registration or Shelf Public Offering pursuant to this Section 2.2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the Holders of Shelf Registrable Securities that are included in such Shelf Public

Offering whether or not such Shelf Registration becomes effective or such Shelf Public Offering or other transactions is completed; provided, however that the Company shall not be required to pay for any expenses of any registration proceeding if the Shelf Public Offering Request is subsequently withdrawn at the request of the holders of a majority of the Registrable Securities to be registered in such Shelf Public Offering.

2.2.5 Subsequent Shelf Registration. After the Registration Statement with respect to a Shelf Registration is declared effective, upon written request by one or more Holders (which written request shall specify the amount of such Holders’ Registrable Securities to be registered), the Company shall, as permitted by SEC Guidance, (i) as promptly as practicable after receiving a request from a Holder that is a Permitted Transferee of a former Holder of Shelf Registrable Securities, file a prospectus supplement to include such Permitted Transferee as a selling stockholder in such Registration Statement, (ii) if it is a Well-Known Seasoned Issuer and such Registration Statement is an unallocated Automatic Shelf Registration Statement to which additional selling stockholders may be added by means of a prospectus supplement under Rule 430B, as promptly as practicable after receiving such request, file a prospectus supplement to include such Holders as selling stockholders in such Registration Statement, or (iii) otherwise, as promptly as practicable after the date the Registrable Securities requested to be registered pursuant to this Section 2.2.5 that have not already been so registered represent more than 1.5% of the outstanding Registrable Securities, file a post-effective amendment to the Registration Statement or a new Shelf Registration Statement, as applicable, to include such Holders in such Shelf Registration and use its commercially reasonable efforts to have such post-effective amendment or new Shelf Registration Statement declared effective. To the extent that any Registration Statement with respect to a Shelf Registration is expected to no longer be usable for the resale of Registrable Securities registered thereon (“Remaining Registrable Securities”) pursuant to SEC Guidance, the Company shall, not later than ninety (90) days prior to the date such Registration Statement is expected to no longer be usable, use its commercially reasonable efforts to prepare and file a new Registration Statement with respect to such Shelf Registration, as if the holders of such Remaining Registrable Securities had requested a Shelf Registration with respect thereto pursuant to Section 2.2.1 and perform all actions required under this Agreement with respect to such Shelf Registration.

2.2.6 Automatic Shelf Registration Statements. Upon the Company becoming a Well-Known Seasoned Issuer eligible to use an Automatic Shelf Registration Statement in accordance with SEC Guidance, (i) the Company shall give written notice to all of the Holders of Shelf Registrable Securities as promptly as practicable, but in no event later than ten (10) Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (ii) upon the request of the Holders of at least 25% of the Shelf Registrable Securities registered on such Shelf Registration Statement, the Company shall, as promptly as practicable, register such Shelf Registrable Securities under an Automatic Shelf Registration Statement, but in no event later than fifteen (15) Business Days thereafter, and to use commercially reasonable efforts to cause such Automatic Shelf Registration Statement to remain effective thereafter until the date set forth in Section 3.1(ii). At any time after the filing of an Automatic Shelf Registration Statement by the Company, if it is reasonably likely that it will no longer be a Well-Known Seasoned Issuer as of a future determination date (the “Determination Date”), as promptly as practicable and at least 30 days prior to such Determination Date, the Company shall (A) give written notice thereof to all of the Holders and (B) if the Company is S-3 Shelf Eligible, file a Registration Statement on Form S-3 with respect to a Shelf Registration in accordance with Section 2.2.1 and use its commercially reasonable efforts to have such Registration Statement declared effective prior to the Determination Date. If the Company has filed an existing Automatic Shelf Registration Statement that is effective, and it is likely that such existing Automatic Shelf Registration Statement will no longer be effective pursuant to SEC Guidance as of a Determination Date, although the Company will remain a Well-Known Seasoned Issuer as of such Determination Date, the Company will use commercially reasonable efforts to file a new Automatic Shelf Registration Statement to replace such existing Automatic Shelf Registration Statement prior to such Determination Date and cause such Automatic Shelf Registration Statement to remain effective thereafter until the date set forth in Section 3.1(ii).

2.3 Piggyback Registration Rights.

2.3.1 At any time the Company proposes to file a Registration Statement to register Common Stock under the Securities Act (other than pursuant to Sections 2.1 or 2.2), or to conduct an Underwritten Offering from an existing Shelf Registration Statement, whether or not for its own account (other than pursuant to a Registration Statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act) or for the account of any person (other than a Holder pursuant to Sections 2.1 or 2.2), the Company shall give written notice thereof to each Holder at least thirty (30) Business Days before such filing or the commencement of such Underwritten Offering, as applicable, offering each Holder the opportunity to register on such Registration Statement or including in such Underwritten Offering, as applicable, such number of Registrable Securities as such Holder may request in writing not later than twenty (20) Business Days after receiving such notice in writing from the Company (a “Piggyback Registration”). Upon receipt by the Company of any such request, the Company shall use its commercially reasonable efforts to, or in the case of an Underwritten Offering, use its commercially reasonable efforts to cause the Underwriters to, include such Registrable Securities in such Registration Statement (or in a separate Registration Statement concurrently filed) and to cause such Registration Statement to become effective with respect to such Registrable Securities. If no request for inclusion from a Holder is received by the Company within the deadlines specified above, such Holder shall have no further right to participate in such Piggyback Registration. Notwithstanding the foregoing, if at any time after giving written notice of a registration in accordance with the first sentence of this Section 2.3.1 and before the effectiveness of the Registration Statement described in such notice, the Company determines for any reason either not to effect such registration or to delay such registration, the Company may, at its election, by delivery of written notice to each Holder exercising its rights to Piggyback Registration, (i) in the case of a determination not to effect registration, relieve itself of its obligation to effect a Piggyback Registration of the Registrable Securities in connection with such registration or (ii) in the case of a determination to delay registration, delay the Piggyback Registration of such Registrable Securities of the Holders for the same period as the delay in the registration of such other Registrable Securities; provided, that in the case of any such termination, withdrawal or delay, all expenses incurred in connection with such Piggyback Registration shall be borne entirely by the Company as set forth in Section 2.9. If any Holder requests inclusion in a registration pursuant to this Section 2.3, he, she, or it may, at any time before the effective date of the Registration Statement relating to such registration, revoke such request by delivering written notice of such revocation to the Company (which notice shall be effective only upon receipt by the Company, notwithstanding the provisions of Section 2); provided, however, that if the Company, in consultation with its financial and legal advisors, determines that such revocation would materially delay the registration or otherwise require a recirculation of the prospectus contained in the Registration Statement, then such Holder shall have no right to so revoke his, her, or its request. The Company shall keep the Holder reasonably informed as to the status or expected timing of the launch of any Public Offering registered pursuant to any such Piggyback Registration. No registration of Registrable Securities effected under this Section 2.3 shall relieve the Company of its obligations to effect any Demand Registration pursuant to Section 2.1 or Shelf Registration pursuant to Section 2.2. The rights of Holders with respect to a Piggyback Registration shall be subject to Suspension Periods, as provided in Section 2.6. To the extent an Underwritten Offering is made under any such Registration Statement, all Holders exercising their right to Piggyback Registration must sell their Registrable Securities to the Underwriters selected as provided in Section 3.6 on the same terms and conditions as apply to the other securityholders selling in such Underwritten Offering.

2.3.2 If a Piggyback Registration involves an Underwritten Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.1.3 shall apply or a Shelf Public Offering, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.2.3 shall apply) and the managing Underwriter advises the Company that, in its view, the number of Registrable Securities that the Holders and the Common Stock that the Company intend to include in such Underwritten Offering exceeds the Maximum Offering Size, the Company shall include in such Underwritten Offering the following securities, in the following priority, up to the Maximum Offering Size, provided, however that the number of Registrable Securities included in the Underwritten Offering shall not be reduced below 30% of the total of the Registrable Securities that are requested to be included in such Underwritten Offering:

(i) first, all Common Stock that is requested to be included by the Company in the Underwritten Offering for its own account;

(ii) second, Registrable Securities that are requested to be included in the Underwritten Offering pursuant to this Section 2.3 by any Holder on a pro rata basis on the basis of the requesting Holders’ beneficial ownership of the Common Stock; provided that to the extent a reduction in Registrable Securities included in the Underwritten Offering is so required, the calculation of the beneficial ownership of Registrable Securities shall not include any unvested Earnout Shares or any shares of Common Stock to be issued for any Convertible Notes; and

(iii) third, all other securities that are requested to be included in the Underwritten Offering for the account of any other Persons with such priorities among them as the Company shall determine.

2.3.3. Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Piggyback Registration.

2.3.4. Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.4 Underwritten Offering. Notwithstanding anything herein to the contrary, no Holder may participate in any Underwritten Offering hereunder unless such Holder accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements (as approved in accordance with the terms of this Agreement), and other documents reasonably requested under the terms of such underwriting arrangements; provided, that all Persons participating in such Underwritten Offering shall be required to complete and execute, on the same terms and conditions, such questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements, and other documents (if applicable). The right of a Holder to register and sell Registrable Securities in an Underwritten Offering shall also be subject to any restrictions, limitations or prohibitions on the sale of Registrable Securities (subject to the limitations in Section 2.7) as may be required by the Underwriters in the interests of the offering (and, without limiting the foregoing, each Holder shall in connection therewith agree to be bound by (and if requested, execute and deliver) a lock-up agreement with the Underwriter(s) of any such Underwritten Offering as provided in Section 2.7).

2.5 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to Section 2.1.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, that the Company may not defer its obligation in this manner more than once in any 12-month period.

2.6 Suspension. Notwithstanding anything to the contrary contained in this Section 2, but subject to the limitations set forth in this Section 2.6, the Company shall be entitled to suspend its obligation to (a) file or submit (but not to prepare) any Registration Statement in connection with any Demand Registration or Shelf Registration, (b) file or submit any amendment to such a Registration Statement, (c) file, submit or furnish any supplement or amendment to a prospectus included in such a Registration Statement, (d) make any other filing with the SEC, (e) cause such a Registration Statement or other filing with the SEC to become or remain effective or (f) take any similar actions or actions related thereto (including entering into agreements and actions related to the marketing of securities) (collectively, “Registration

Actions”) upon (i) the issuance by the SEC of a stop order suspending the effectiveness of any such Registration Statement or the initiation of proceedings with respect to such a Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) the Board of Directors’ determination, in its good faith judgment, that any such Registration Action should not be taken because it would reasonably be expected to materially interfere with or require the public disclosure of any material corporate development or plan, including any material financing, securities offering, acquisition, disposition, corporate reorganization or merger or other transaction involving the Company or any of its Subsidiaries or (iii) the Company possessing material non-public information the disclosure of which the Board of Directors determines, in its good faith judgment, would reasonably be expected to not be in the best interests of the Company. Upon the occurrence of any of the conditions described in clause (i), (ii) or (iii) above in connection with undertaking a Registration Action, the Company shall give prompt notice of such suspension (and whether such action is being taken pursuant to clause (i), (ii) or (iii) above) (a “Suspension Notice”) to the Holders. Upon the termination of such condition, the Company shall give prompt notice thereof to the Holders and shall promptly proceed with all Registration Actions that were suspended pursuant to this paragraph. The Company may only suspend Registration Actions pursuant to clause (ii) or (iii) above on two occasions during any period of twelve (12) consecutive months for a reasonable time specified in the Suspension Notice but not exceeding an aggregate of ninety (90) days (which period may not be extended or renewed) during such twelve (12) consecutive month period (each such occasion, a “Suspension Period”). Each Suspension Period shall be deemed to begin on the date the relevant Suspension Notice is given to the Holders and shall be deemed to end on the earlier to occur of (x) the date on which the Company gives the Holders a notice that the Suspension Period has terminated and (y) the date on which the number of days during which a Suspension Period has been in effect exceeds the 90-day limit during such twelve (12) consecutive month period. If the filing of any Demand Registration or Shelf Registration is suspended pursuant to this Section 2.6, once the Suspension Period ends the Holders requesting such registration may request a new Demand Registration or Shelf Registration (and any such request for a Demand Registration shall not be counted as an additional Demand Registration for purposes of Section 2.1.1). Notwithstanding anything to the contrary in this Section 2, the Company shall not be in breach of, or have failed to comply with, any obligation under this Section 2 where the Company acts or omits to take any action in order to comply with applicable Law, any SEC Guidance or any Order. Each Holder shall keep confidential the fact that a Suspension Period is in effect unless otherwise notified by the Company, except (a) for disclosure to the Registration Participants or Holders, as applicable, and their employees, agents and professional advisers who reasonably need to know such information for purposes of assisting such Registration Participants or Holders with respect to its investment in the Common Stock and agree to keep it confidential, (b) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who are subject to confidentiality arrangements with such Holder, (c) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries, (d) as required by applicable Law (provided, that the Holder gives prior written notice to the Company of such requirement and the contents of the proposed disclosure to the extent it is permitted to do so under applicable Law), and (e) for disclosure to any other Holder who is subject to the foregoing confidentiality requirement.

2.7 Lock-up Agreements.

2.7.1 Each Holder owning Registrable Securities representing beneficial ownership of 1% or more of the outstanding Common Stock (calculation of the beneficial ownership of Registrable Securities shall not include any unvested Earnout Shares or any shares of Common Stock to be issued for any Convertible Notes) hereby agrees that, in connection with an Underwritten Offering, except for sales in such Underwritten Offering:

(i) it will not effect any public sale or distribution (including sales pursuant to Rule 144 and pursuant to derivative transactions) of Common Stock in connection with an Underwritten Offering that is being made pursuant to a Demand Registration Statement, a Shelf Registration Statement or a Piggyback Registration, in each case in accordance with this Section 2, during (A) the period commencing on the seventh (7th) day prior to the expected time of circulation of a preliminary prospectus with respect to such Underwritten Offering (or, if no preliminary prospectus is circulated, the commencement of any marketing efforts with respect to such Underwritten Offering) and ending on the ninetieth (90th) day following the date of the final prospectus covering such Registrable Securities in connection with such Underwritten Offering or (B) such shorter period as the Underwriters with respect to such Underwritten Offering may require; provided, that the duration of the restrictions described in this clause (i) shall be no longer than the duration of the shortest restriction generally imposed by the Underwriters on the chief executive officer and the chief financial officer of the Company (or Persons in substantially equivalent positions) in connection with such Underwritten Offering; and

(ii) it will execute a lock-up agreement in favor of the Underwriters in form and substance reasonably acceptable to the Company and the Underwriters to such effect.

2.7.2 In connection with an Underwritten Offering, except for sales in such Underwritten Offering, the Company (and its directors and officers) agrees that it:

(i) shall not effect any public sale or distribution of Common Stock or securities convertible into or exercisable for Common Stock (except pursuant to registrations on Form S-8 or Form S-4 or any similar or successor form under the Securities Act) during (A) the period commencing on the seventh (7th) day prior to the expected time of circulation of a preliminary prospectus with respect to such Underwritten Offering (or, if no preliminary prospectus is circulated, the commencement of any marketing efforts with respect to such Underwritten Offering) and ending on the ninetieth (90th) day following the date of the final prospectus covering such Registrable Securities in connection with such Underwritten Offering or (B) such shorter period as the Underwriters with respect to such Underwritten Offering may require; and

(ii) to the extent requested by the Underwriters participating in such Underwritten Offering, it shall agree to include provisions in the relevant underwriting or other similar agreement giving effect to the restrictions described in clause (i) above, in form and substance reasonably acceptable to such Underwriters.

2.8 Limitations on Registration Rights. Notwithstanding anything herein to the contrary, each of (i) Cowen Investments, Silverberg and Bernstein may not exercise its or his rights under Sections 2.1 and 2.3 hereunder after five (5) and seven (7) years after the effective date of the registration statement relating to the Company’s initial public offering, respectively, and (ii) Cowen Investments, Silverberg and Bernstein may not exercise its or his rights under Section 2.1 more than one time.

3. REGISTRATION PROCEDURES. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, subject to Section 2.6, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable, and, in connection with any such request:

3.1 The Company shall, as soon as practicable, prepare and file with the SEC a Registration Statement on the form required by the applicable Subsection of Section 2 under which such Registration Statement is required to be filed, which form shall be available, pursuant to SEC Guidance, for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause such filed Registration Statement to become and remain effective, to the extent permitted by SEC Guidance, for a period of (i) not less than one hundred and eighty (180) days (or, if sooner, until all Registrable Securities have been sold under such Registration Statement), which duration shall not count any Suspension Period, or (ii) in the case of a Shelf Registration, until the earlier of the date (x) on which all of the securities covered by such Shelf Registration are no longer Registrable Securities and (y) on which the Company cannot extend the effectiveness of such Shelf Registration because it is no longer S-3 Shelf Eligible.

3.2 Prior to filing a Registration Statement or related prospectus or any amendment or supplement thereto (including any documents incorporated by reference therein), or before using any Free Writing Prospectus, the Company shall provide to each Holder, the Holders’ Counsel and each Underwriter, if any, with an adequate and appropriate opportunity to review and comment on such Registration Statement, each Prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus proposed to be filed with the SEC, and thereafter the Company shall furnish to such Holder, the Holders’ Counsel and Underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto filed with the SEC (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder; provided, however, that in no event shall the Company be required to provide to any Person any materials, information or document required to be filed by the Company pursuant to the Exchange Act prior to its filing other than in connection with a Public Offering (other than as provided in this Agreement). In addition, the Company shall, as expeditiously as practicable, keep the Holders advised in writing as to the initiation and progress of any registration under Sections 2.1, 2.2 or 2.3 and provide each Holder with copies of all correspondence (including any comment letter) with the SEC or any other Governmental Authority in connection with any such Registration Statement. Each Holder shall have the right to request that the Company modify any information contained in such Registration Statement, amendment and supplement thereto pertaining to such Holder, and the Company shall use its commercially reasonable efforts to comply with such request; provided, however, that the Company shall not have any obligation so to modify any information if such modification the Company reasonably expects that so doing would cause the relevant document to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.3 After the filing of the Registration Statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act and other SEC Guidance applicable to the Company with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holder thereof set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify each Holder holding Registrable Securities covered by such Registration Statement and the Holders’ Counsel any stop order issued or threatened by the SEC or any state securities commission with respect thereto and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

3.4 The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder holding such Registrable Securities reasonably (in light of such Holder’s intended plan of distribution) requests, and continue such registration or qualification in effect in such jurisdiction for the shortest of (A) as long as permissible pursuant to the Laws of such jurisdiction, (B) as long as any such Holder requests or (C) until all such Registrable Securities are sold and (ii) cause such Registrable Securities to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder; provided, that the Company shall not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction.

3.5 The Company shall as promptly as practicable notify each Holder holding such Registrable Securities covered by such Registration Statement (i) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or upon the occurrence of an event as a result of which, the preparation of a supplement or amendment to such prospectus is required so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in light of the circumstances under which they were made not misleading and the Company shall promptly prepare and make available to each Holder and file with the SEC any such supplement or amendment, (ii) if the Company becomes aware of any request by the SEC or any other

Governmental Authority for amendments or supplements to a Registration Statement or related prospectus covering Registrable Securities or for additional information relating thereto, (iii) if the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

3.6 (i) The Holders holding a majority of the Registrable Securities to be included in a Demand Registration or intended to be sold pursuant to a Shelf Public Offering pursuant to a “take down” under a Shelf Registration shall have the right to select Underwriters in connection with any Underwritten Offering resulting from the exercise of a Demand Registration or a Shelf Registration (which Underwriters may include any Affiliate of any Holder so long as including such Affiliate would not require that the separate engagement of a qualified independent underwriter with respect to such offering), subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed) and (ii) the Company shall select Underwriters in connection with any other Underwritten Offering. In connection with any Underwritten Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Underwritten Offering, including, if required, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

3.7 Subject to confidentiality arrangements or agreements in form and substance reasonably satisfactory to the Board of Directors, the Company shall make available for inspection (upon reasonable notice and during normal business hours) by any Holder and any Underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 3 and any attorney, accountant or other professional retained by any such Holder or Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the officers and the employees of the Company to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a Misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records is necessary to comply with SEC Guidance, Law or legal or administrative process, (iv) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public other than as a result of a violation of this Section 3.7 or any other agreement or duty of confidentiality, (v) the information in such Records is or becomes available to the public other than as a result of disclosure by any Inspector in violation the confidentiality agreements or (vi) is or was independently developed by any Inspector without the benefit of the information in such Records. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates for any other purpose, including as the basis for any market transactions in any securities of the Company, unless and until such information is made generally available to the public. Each Holder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall, to the extent permitted by applicable Law, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

3.8 The Company shall furnish to each Holder and to each Underwriter, if any, a signed counterpart, addressed to such Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, any Holder or the managing Underwriter therefor reasonably requests.

3.9 The Company shall otherwise comply with all applicable SEC Guidance and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and the requirements of Rule 158 thereunder.

3.10 The Company may require each Holder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be reasonably required in connection with such registration.

3.11 Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.5, such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement (including any Shelf Registration) covering such Registrable Securities until such Holder’s receipt of (i) copies of the supplemented or amended prospectus from the Company or (ii) further notice from the Company that distribution can proceed without an amended or supplemented prospectus, and, in the circumstances described in clause (i) above, if so directed by the Company, such Holder shall deliver to the Company (or otherwise destroy and promptly certify in writing to such destruction) all copies, other than any file copies then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.1) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.5 to the date when the Company shall (x) make available to such Holder a prospectus supplemented or amended to conform with the requirements of Section 3.5 or (y) deliver to such Holder the notice described in clause (ii) above.

3.12 The Company shall use its commercially reasonable efforts to maintain the Listing of all Registrable Securities of any class or series covered by such Registration Statement on the NYSE or another U.S. national securities exchange.

3.13 The Company shall have appropriate officers (i) upon reasonable request and at reasonable times prepare and make presentations at any “road shows” in connection with Underwritten Offerings and (ii) otherwise use their commercially reasonable efforts to cooperate as requested by the Underwriters in the offering, marketing or selling of the Registrable Securities.

3.14 The Company shall as soon as possible following its actual knowledge thereof, notify each Holder: (i) when a prospectus, any prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Governmental Authority for amendments or supplements to a Registration Statement, a related prospectus (including a Free Writing Prospectus) or for any other additional information; or (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose.

3.15 The Company shall reasonably cooperate with each Holder and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made by FINRA.

3.16 The Company shall take all other steps reasonably necessary to effect the registration of such Registrable Securities and reasonably cooperate with the holders of such Registrable Securities to facilitate the disposition of such Registrable Securities.

3.17 The Company shall, within the deadlines specified by SEC Guidance, make all required filings of all prospectuses (including any Free Writing Prospectus) with the SEC and make all required filing fee payments in respect of any Registration Statement or related prospectus used under Section 2 (and any offering covered hereby).

3.18 The Company shall, if such registration is pursuant to a Registration Statement on Form S-3 or any similar short-form registration, include in such Registration Statement such additional information for marketing purposes as the Underwriters reasonably request (which information may be provided by means of a prospectus supplement if permitted by SEC Guidance).

3.19 Holder Obligations.

3.19.1 If Registrable Securities owned by any Holder are included in a Demand Registration Statement, a Shelf Registration Statement or a Piggyback Registration, such Holder shall furnish promptly to the Company such information regarding itself and the distribution of such Registrable Securities by such Holder as is required under SEC Guidance or as the Company may otherwise from time to time reasonably request in writing.

3.19.2 Each Holder that has requested inclusion of its Registrable Securities in any Registration Statement shall (i) furnish to the Company (as a condition precedent to such Holder’s participation in such registration) in writing such information with respect to such Holder, its ownership of Common Stock and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by SEC Guidance for use in connection with any related Registration Statement or prospectus (or amendment or supplement thereto) and any Free Writing Prospectus related thereto and all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not cause such Registration Statement, prospectus or Free Writing Prospectus (A) to fail to comply with SEC Guidance or (B) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) comply with SEC Guidance and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of Registrable Securities.

3.19.3 Each Holder shall, as promptly as practicable, to the extent it is a Registration Participant in a Registration Statement, following its actual knowledge thereof, notify the Company of the occurrence of any event that would reasonably be expected to cause a Registration Statement or prospectus in which its Registrable Securities or any related Free Writing Prospectus are included, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

3.19.4 Each Holder shall use commercially reasonable efforts to cooperate with the Company in preparing the applicable Registration Statement to the extent it is a Registration Participant and any related prospectus or Free Writing Prospectus.

3.19.5 Each Holder agrees that no Holder shall be entitled to sell any Registrable Securities pursuant to a Registration Statement or to receive a prospectus relating thereto unless such Holder has complied with its obligations hereunder.

3.20 Registration Expenses. In connection with the Company performing its obligations under Section 2, the Registration Expenses of all Registrations shall be borne by the Company, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the Holders of Registrable Securities that are included in such Registration whether or not such Registration becomes effective or such Registration or other transaction is completed; provided, however that the Company shall not be required to pay for any expenses of any Registration proceeding if the request for such Registration is subsequently withdrawn at the request of the holders of a majority of the Registrable Securities to be registered in such Registration. It is acknowledged by the Holders that the Holders shall bear incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, in proportion to the number of Registrable Securities sold by each such selling Holder.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each Holder holding Registrable Securities covered by a Registration Statement, its Affiliates, stockholders, employees, agents, officers, partners, members, and directors, and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (collectively the “Holder

Parties”), for whom Registrable Securities are to be registered pursuant to this Article II against all losses, claims, damages, liabilities, and expenses (including reasonable expenses of investigation and reasonable attorneys’, accountants’ and experts’ fees and expenses) (“Damages”) caused by or relating to (A) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any documents incorporated by reference therein, or any Free Writing Prospectus utilized in connection therewith; (B) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (C) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, and will reimburse each such Holder Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Damages or in related actions or proceedings, except, in each case, insofar as the same are caused by or contained in any information regarding such holder furnished in writing to the Company by such holder expressly for use therein. The Company also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities (including any Holders who is deemed to be an Underwriter within the meaning of Section 2(a)(11) of the Securities Act), their respective officers and directors and each Person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Holders provided in this Section 4.1.

4.2 In connection with any Registration Statement in which a Holder for whom Registrable Securities are to be registered pursuant to Section 2 is participating, each such Holder shall, to the fullest extent permitted by law, indemnify (i) the Company, (ii) each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (iii) each other Holder participating in any offering of Registrable Securities and (iv) the respective partners, Affiliates, stockholders, members, officers, directors, employees and agents of each of the Persons specified in clauses (i) through (v), from and against all Damages to the same extent as the foregoing indemnity from the Company resulting from or relating to (A) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any Free Writing Prospectus utilized in connection therewith; (B) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (C) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, but only to the extent, in each such case, that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit regarding such holder so furnished in writing by such Holder expressly for use therein; provided, that the obligation to indemnify shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. As a condition to including Registrable Securities in any Registration Statement filed in accordance with Section 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any Underwriter to indemnify and hold it harmless to the extent customarily provided by Underwriters with respect to similar securities and offerings. No Holder shall be liable under this Section 4.2 for any Damages in excess of the net proceeds realized by such Holder in the sale of Registrable Securities of such Holder to which such Damages relate.

4.3 If any proceeding (including any investigation by any Governmental Authority) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable fees and expenses; provided, that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party (A) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (B) there would be rights or defenses that would be available to such Indemnified Party that are not available to the Indemnifying Party. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed promptly after receipt of an invoice setting forth such fees and expenses in reasonable detail. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any Damages (to the extent obligated herein) by reason of such settlement or judgment. Without the prior written consent of each affected Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

4.4 If the indemnification provided for in Sections 4.1 or 4.2 is held by a court of competent jurisdiction to be unavailable to the Indemnified Parties or is insufficient in respect of any Damages, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Parties in connection with such actions which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and the Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to information supplied by, such Indemnifying Party or the Indemnified Parties and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. The amount paid or payable by a party as a result of the Damages referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1 or 4.2, any legal or other expenses reasonably incurred by a party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, no Holder shall be required to contribute any amount in excess of the net proceeds (after deducting the Underwriters’ discounts and commissions) received by such Holder in the offering. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Holder’s obligation to contribute pursuant to this Section 4 is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all such Holders and not joint. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

4.5 Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. The Company shall use its commercially reasonable efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act, and it will use its commercially reasonable efforts to take such further action as any holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding the foregoing, nothing in this Section 5.1 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

6. MISCELLANEOUS.

6.1 Assignment; No Third Party Beneficiaries.

6.1.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

6.1.2 Prior to the expiration of the Lock-up Period, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee, but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement and other applicable letter agreements.

6.1.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

6.1.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement.

6.1.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until (i) the Company shall have received written notice of such assignment, (ii) the Company shall have received the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by a Joinder to this Agreement, substantially in the form of Exhibit A), (iii) giving effect to such transfer, the Registrable Securities transferred to such transferee would be Registrable Securities, and (iv) such transfer shall have been made in accordance with the requirements of applicable Law and SEC Guidance. Any transfer or assignment made other than as provided in this Section 6.1 shall be null and void.

6.2 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Kaleyra, Inc.

Via Marco D’Aviano, 2, 20131 Milano MI, Italy

To the Seller’s Representative:

Shareholder Representative Services LLC

950 17th Street, Suite 1400

Denver, CO 80202

Attention:                 Managing Director

Email:                        deals@srsacquiom.com

And to Holder, to the address set forth below such Holder’s name on the signature page.

6.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.6 Modifications and Amendments. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder or group of Holders, solely in its or their capacity as a holder(s) of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder(s) so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.7 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.8 Waivers and Extensions. The observance of any term of this Agreement may be waived (either generally or in a particular instance) only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding; provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.9 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Investors or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.10 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.11 WAIVER OF TRIAL BY JURY. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 6.11 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

6.12 Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement, or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the SEC)), or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale.

6.13 Effectiveness. This Agreement shall become effective on the date hereof and shall thereupon amend and restate in full the Existing Registration Rights Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

THE COMPANY:

GIGCAPITAL, INC.

/s/ GigCapital, Inc.
Dr. Avi S. Katz, Chief Executive Officer, President, Executive Chairman, and Secretary

HOLDERS:

GIGACQUISITIONS, LLC

/s/ Dr. Avi S. Katz
Dr. Avi S. Katz, Manager

COWEN INVESTMENTS II LLC

/s/ Stephen Lasota
Stephen Lasota, Chief Financial Officer

IRWIN SILVERBERG

By:	/s/ Irwin Silverberg
Name:	Irwin Silverberg

JEFFREY BERNSTEIN

By:	/s/ Jeffrey Bernstein
Name:	Jeffrey Bernstein

Signature page to Registration Rights Agreement

JOHN MIKULSKY

By:	/s/ John Mikulsky
Name:	John Mikulsky

PETER WANG

By:	/s/ Peter Wang
Name:	Peter Wang

JACK PORTER

By:	/s/ Jack Porter
Name:	Jack Porter

SELLER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC

By:
Name:	Kimberly Angilly
Title:	Director

SELLERS:

ESSE EFFE S.P.A.

By:
Name:	Simone Fubini
Title:	Presidente del consiglio di amministruzie Chairman of the Board

MAYA INVESTMENTS LIMITED

By:
Name:	Eugenia Rotaru
Title:	Director

IPAI TERRY HSIAO

By:
Name:	Ipai Terry Hsiao

Signature page to Registration Rights Agreement

GIACOMO DALL’AGLIO

By:
Name:	Giacomo Dall’Aglio

ALEX MILANI

By:
Name:	Alex Milani

LUCA GIARDINA PAPA

By:
Name:	Luca Giardina Papa

HONG KONG PERMANENT SHINE LIMITED

By:
Name:	Chi Sing Ho
Title:	Authorized Signatory

FILIPPO MONASTRA

By:
Name:	Filippo Monastra

MATTEO CASTELUCCI

By:
Name:	Matteo Castelucci

KIRK TSAI

By:
Name:	Kirk Tsai

JUSTYNA MIZIOLEK

By:
Name:	Justyna Miziolek

Signature page to Registration Rights Agreement

ERJON METKO

By:
Name:	Erjon Metko

CLAUDIO IPPOLITO

By:
Name:	Claudio Ippolito

ANDREA RICCARDI

By:
Name:	Andrea Riccardi

FRANCESCO VIZZONE

By:
Name:	Francesco Vizzone

Signature page to Registration Rights Agreement

Exhibit A

FORM OF JOINDER AGREEMENT TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

NOVEMBER 25, 2019

This JOINDER (the “Joinder Agreement”) to the Amended and Restated Registration Rights Agreement, dated as of November 25, 2019, by and between Kaleyra, Inc. (f/k/a GigCapital, Inc.), a Delaware corporation (the “Company”), [INSERT NAME], as representative for certain stockholders of the Company (the “Seller’s Representative”), and the Holders listed on the signature page as parties thereto (the “Registration Rights Agreement”), is made as of [DATE], by and between the Company and [HOLDER] (“Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Registration Rights Agreement.

WHEREAS, on the date hereof, Holder has acquired [●] [shares of Common Stock] [Warrants to purchase shares of Common Stock] (the “Holder Stock”) from [●] and the Registration Right Agreement and the Company require Holder, as a holder of such Common Stock, to become a party to the Registration Rights Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

1.

Agreement to be Bound. Holder hereby (i) acknowledges that it has received and reviewed a complete copy of the Registration Rights Agreement and (ii) agrees that upon execution of this Joinder Agreement, it shall become a party to the Registration Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto and shall be deemed a Holder for all purposes thereof.

2.

Successors and Assigns. Except as otherwise provided herein, this Joinder Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of any Holder Stock and the respective successors and assigns of each of them, so long as they hold any Holder Stock.

3.	Notices. For purposes of Section 6.2 of the Registration Rights Agreement, all notices, demands or other communications to the Holder shall be directed to:

[Name]

[Address]

[Facsimile Number]

[Email]

4.

Governing Law. This Joinder Agreement, and any claim, controversy or dispute arising under or related to this Joinder Agreement, shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

5.

Counterparts. This Joinder Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Joinder Agreement by facsimile, email or other electronic transmission (i.e., “pdf”) shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

6.

Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

7.	Headings. The headings in this Joinder Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Joinder Agreement to Amended and Restated Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

GIGFOUNDERS, LLC

By:	/s/ Dr. Avi S. Katz
Name:	Dr. Avi S. Katz, Managing Member

THOMAS I. UNTERBERG

By:	/s/ Thomas I Unterberg
Name:	Thomas I. Unterberg

THOMAS I. UNTERBERG & ANN H. UNTERBERG TTEES THOMAS I. UNTERBERG DECLARATION OF TRUST U/A/D 8/7/96

By:	/s/ Thomas I. Unterberg
Name:	Thomas I. Unterberg

THOMAS I. UNTERBERG TTEE EMILY U. SATLOFF FAMILY TRUST U/A/D 3/25/93

By:	/s/ Thomas I. Unterberg
Name:	Thomas I. Unterberg

THOMAS I. UNTERBERG TTEE ELLEN U. CELLI FAMILY TRUST U/A/D 3/22/93

By:	/s/ Thomas I. Unterberg
Name:	Thomas I. Unterberg

ANN H. UNTERBERG

By:	/s/ Ann H. Unterberg
Name:	Ann H. Unterberg

Schedule A

Holder	Founder Shares	Insider Shares	Private Shares	Private Warrants (as converted)	Rights (as converted)	Closing Share Consideration	Earnout Shares	Convertible Notes ($ amount)	Total Registrable Securities (not including Convertible Notes)
GigAcquisitions, LLC	1,913,910	—	362,368	271,776	36,237	—	—	—	2,584,291
GigFounders, LLC	715,698	—	—	—	—	—	—	—	715,698
Cowen Investments II LLC	518,451	—	90,592	67,944	9,059	—	—	—	686,046
Irwin Silverberg	200,395	—	40,766	30,575	4,077	—	—	—	275,813
Jeffrey Bernstein	22,364	—	4,530	3,398	453	—	—	—	30,745
Thomas I. Unterberg	63,173	—	—	—	—	—	—	—	63,173
Thomas I. Unterberg & Ann H. Unterberg TTEES Thomas I. Unterberg Declaration of Trust U/A/D 8/7/96	47,380	—	—	—	—	—	—	—	47,380
Thomas I. Unterberg TTEE Emily U. Satloff Family Trust U/A/D 3/25/93	15,793	—	—	—	—	—	—	—	15,793
Thomas I. Unterberg TTEE Ellen U. Celli Family Trust U/A/D 3/22/93	15,793	—	—	—	—	—	—	—	15,793
Ann H. Unterberg	15,793	—	—	—	—	—	—	—	15,793
John Mikulsky	—	20,000	—	—	—	—	—	—	20,000
Jack Porter	—	20,000	—	—	—	—	—	—	20,000
Peter Wang	—	20,000	—	—	—	—	—	—	20,000
Esse Effe S.p.A.	—	—	—	—	—	4,631,142	1,900,405	$6,000,000	6,531,547

Maya Investments Ltd.	—	—	—	—	—	4,815,938	1,335,286	$1,500,000	6,151,224
Ipai Terry Hsaio	—	—	—	—	—	184,370	43,353	—	227,723
Giacomo Dall’Aglio	—	—	—	—	—	161,193	37,903	—	199,096
Alex Milani	—	—	—	—	—	161,193	37,903	—	199,096
Luca Giardina Papa	—	—	—	—	—	161,193	37,903	—	199,096
Hong Kong Permanent Shine Ltd	—	—	—	—	—	154,286	36,279	—	190,565
Filippo Monastra	—	—	—	—	—	120,807	28,407	—	149,214
Matteo Castelucci	—	—	—	—	—	80,420	18,910	—	99,330
Kirk Tsai	—	—	—	—	—	76,089	17,892	—	93,981
Justyna Miziolek	—	—	—	—	—	60,403	14,203	—	74,606
Erjon Metko	—	—	—	—	—	20,018	4,707	—	24,725
Claudio Ippolito	—	—	—	—	—	20,018	4,707	—	24,725
Andrea Riccardi	—	—	—	—	—	20,018	4,707	—	24,725
Francesco Vizzone	—	—	—	—	—	20,018	4,707	—	24,725